Exhibit 99.1

KADMON REPORTS FINANCIAL AND OPERATIONAL RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016

NEW YORK, September 7, 2016 – Kadmon Holdings, Inc. (NYSE: KDMN), a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address disease areas of significant unmet medical need, today reported its financial and operational results for the three and six months ended June 30, 2016.

“Kadmon has achieved several key clinical and corporate milestones in 2016, including the recent successful completion of our initial public offering,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “As we continue to rapidly advance our pipeline, we have strengthened operational efficiency and cost-saving measures within the Company to prioritize data delivery from our ongoing and planned clinical studies.”

Recent Developments

Corporate Conversion

On July 26, 2016, in connection with the pricing of Kadmon’s initial public offering (“IPO”), Kadmon Holdings, LLC filed a certificate of conversion, whereby Kadmon Holdings, LLC effected a corporate conversion from a Delaware limited liability company to a Delaware corporation and changed its name to Kadmon Holdings, Inc. All of the Company’s outstanding Class A, Class B, Class C and Class D units, and Class E redeemable convertible units converted into common stock and gave effect to a 1-for-6.5 reverse split.

Completion of IPO and Debt Conversion

On August 1, 2016, Kadmon completed its IPO, whereby it issued 6,250,000 shares of common stock at an offering price of $12.00 per share. Aggregate net proceeds received by the Company from the offering were $66.7 million, net of underwriting discounts and commissions of $5.3 million and offering expenses of $3.1 million. Upon the closing of the IPO, 19,034,467 shares of the Company’s common stock were issued as result of the conversion of the Company’s senior secured convertible credit agreement and second‑lien convertible paid-in-kind notes.

Financial Results

Second Quarter 2016 Results

Loss from operations for the three months ended June 30, 2016, was $21.9 million compared to a loss from operations of $21.8 million for the same period in 2015. For the six months ended June 30, 2016, the

Company’s loss from operations was $42.0 million compared to a loss from operations of $44.2 million for the same period in 2015.

Revenue totaled $6.4 million and $8.8 million for the three months ended June 30, 2016 and 2015, respectively. Revenue totaled $16.1 million and $16.5 million during the six months ended June 30, 2016 and 2015, respectively.

Research and development expenses for the three months ended June 30, 2016, totaled $8.5 million compared to $7.1 million for the same period in 2015. For the six months ended June 30, 2016, research and development expenses totaled $17.6 million compared to $14.9 million for the same period in 2015.

General and administrative expenses for the three months ended June 30, 2016, totaled $18.9 million compared to $21.8 million for the same period in 2015. For the six months ended June 30, 2016, general and administrative expenses totaled $42.3 million compared to $43.0 million for the same period in 2015.

Liquidity and Capital Resources

As of June 30, 2016, Kadmon’s cash and cash equivalents totaled $5.5 million compared to $21.5 million as of December 31, 2015.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address disease areas of significant unmet medical need. Kadmon is developing product candidates within autoimmune and fibrotic diseases, oncology and genetic diseases.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Kadmon cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. There are a number of important factors that could cause Kadmon's actual results to differ materially from those indicated or implied by its forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals;

(v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii)  the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; and (xix) our ability to attract and retain qualified employees and key personnel. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act, with the SEC on July 27, 2016, and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2016. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues
Net sales	$4,967	$7,304	$11,159	$13,774
License and other revenue	1,453	1,475	4,924	2,723
Total revenue	6,420	8,779	16,083	16,497
Cost of sales	880	879	1,965	1,838
Write‑down of inventory	2	821	137	926
Gross profit	5,538	7,079	13,981	13,733
Operating expenses:
Research and development	8,544	7,065	17,584	14,905
Selling, general and administrative	18,869	21,815	42,269	43,011
Gain on settlement of other milestone payable	—	—	(3,875)	—
Total operating expenses	27,413	28,880	55,978	57,916
Loss from operations	(21,875)	(21,801)	(41,997)	(44,183)
Other expense (income)	14,837	(19,276)	27,244	(13,650)
Income tax expense	—	—	315	—
Net loss	$(36,712)	$(2,525)	$(69,556)	$(30,533)

Basic and diluted net loss per share of common stock	$(4.42)	$(0.31)	$(8.38)	$(3.83)
Weighted average basic and diluted shares of common stock outstanding	8,304,334	8,122,691	8,303,484	7,976,210

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
Cash and cash equivalents	$5,544	$21,498
Other current assets	7,689	11,243
Other noncurrent assets	32,639	51,396
Total assets	$45,872	$84,137

Current liabilities	46,654	49,686
Other long term liabilities	33,735	36,783
Secured term debt – net of current portion and discount	25,381	26,264
Convertible debt, net of discount	196,720	183,457
Total liabilities	302,490	296,190
Commitments and contingencies	82,565	58,856
Total stockholders’ deficit	(339,183)	(270,909)
Total liabilities, commitments and contigencies, and stockholders’ deficit	$45,872	$84,137

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com